October 28, 1996


                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

         Re:      Uniflex, Inc. - Registration Statement on Form S-3
                  --------------------------------------------------

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Uniflex, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 223,050 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares have been duly and validly issued, and are fully paid and non-assessable.

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OLSHAN GRUNDMAN FROME & ROSENZWEIG

October 28, 1996
Page -2-

                  We consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.

                  Robert L. Frome, a director and stockholder of the Company, is a partner of this firm. Other members of the firm are stockholders of the Company.

                                   Very truly yours,

                                   /s/ Olshan Grundman Frome & Rosenzweig LLP
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                                       OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP